UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 24, 2011
QUANEX BUILDING PRODUCTS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-33913	26-1561397

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 West Loop South, Suite 1500, Houston, Texas	77027

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 713-961-4600
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders
On February 24, 2011, Quanex Building Products Corporation (the “Company”) held its 2011 Annual Stockholder Meeting (the “Annual Meeting”), pursuant to notice and proxy mailed on January 24, 2011, to the Company’s stockholders of record as of January 7, 2011. At the Annual Meeting, three directors were elected, with the following tabulation of votes for each nominee:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Susan F. Davis	32,353,832	544,737	2,278,064
Joseph D. Rupp	32,841,670	56,899	2,278,064
Curtis M. Stevens	32,841,742	56,827	2,278,064
In addition to the election of directors, stockholders at the Annual Meeting took the following actions:
•	Provided a non-binding advisory “say on pay” vote approving the Company’s executive compensation programs;

•	Provided a non-binding advisory vote approving annual votes for future “say-on-pay” votes;

•
Approved an amendment to the Company’s 2008 Omnibus Incentive Plan whereby the number of shares available for grant under the plan as of February 24, 2011 was increased to a total of 2,752,518 shares, with a total of 1,000,000 shares available for grant as awards other than stock options or stock appreciation rights;

•	Ratified the Audit Committee’s appointment of Deloitte and Touche LLP as the Company’s independent auditor.
The vote tabulation for each of these items is set forth below:

Proposal	Votes For	Votes Against	Broker Non-Votes
Advisory Vote on Executive Compensation	30,689,091	859,934	2,278,064
Amendment to Company’s 2008 Omnibus Incentive Plan	25,136,151	6,503,717	2,278,064
Ratification of Company’s Independent Auditor	35,018,761	133,122	—

	Every	Every Two	Every Three
Proposal	Year	Years	Years	Broker Non-Votes
Advisory Vote on Frequency of Advisory Executive Compensation Votes	28,214,995	195,403	3,177,063	2,278,064

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANEX BUILDING PRODUCTS
CORPORATION

(Registrant)

February 25, 2011	/s/ Kevin P. Delaney

(Date)	Kevin P. Delaney
Senior Vice President — General Counsel
and Secretary